Exhibit 99.1

Performant Financial Corporation Announces Financial Results for Third Quarter 2017

Livermore, Calif., November 7, 2017 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its third quarter ended September 30, 2017:

Third Quarter Financial Highlights

•	Total revenues of $29.7 million, compared to revenues of $31.2 million in the prior year period, down 4.8%

•	Net loss of $7.9 million, or $(0.15) per diluted share, compared to a net loss of $0.7 million, or $(0.01) per diluted share, in the prior year period

•	Adjusted EBITDA of $(0.7) million, compared to adjusted EBITDA of $4.7 million in the prior year period

•	Adjusted net loss of $6.4 million, or $(0.13) per diluted share, compared to an adjusted net income of $0.8 million or $0.02 per diluted share in the prior year period

Third Quarter 2017 Results

Student lending revenues in the third quarter were $19.8 million, a decrease of 16.8% from revenues of $23.8 million in the prior year period. This decrease was almost entirely due to the Department of Education revenue run off. Otherwise, student lending revenue was down 3.6% versus the prior year, and 26.8% sequentially. The sequential decline was due to the timing of placements between Q2 and Q3 in 2016. Our Guaranty Agency clients and the U.S. Department of Education accounted for revenues of $19.2 million and $0.6 million, respectively, in the third quarter of 2017, compared to $19.9 million and $3.9 million in the prior year period. Student loan placement volume (defined below) during the quarter totaled $0.6 billion, compared to $0.7 billion in the prior year period.

Healthcare revenues in the third quarter were $2.6 million, down from $3.0 million in the prior year period. Medicare audit recovery revenues were $0.8 million in the third quarter, a decrease of $0.9 million from the prior year period, as the Company's recovery activities are just beginning on the two new RAC contracts awarded to the Company for Region 1 and Region 5. Commercial healthcare clients contributed revenues of $1.8 million, an increase of $0.5 million or 38.5% from the prior year period.

Other revenues in the third quarter were $7.3 million, up from $4.4 million in the prior year period.

As of September 30, 2017, the Company had cash and cash equivalents of approximately $23.2 million.

In early October, the Company announced that it was awarded the Medicare Secondary Payer Commercial Repayment Center (CRC) contract by the Centers for Medicare & Medicaid Services (“CMS”). Under the program, Performant is responsible for identifying and recovering payments in situations where Medicare should not be the primary payer of healthcare claims because a beneficiary has other forms of insurance coverage, such as through an employer Group Health Plan or certain other payers. At full scale, Performant anticipates staffing the program with over 250 dedicated employees operating out of Performant’s offices around the country.

The Company is also pleased to announce today the promotion of Jeff Haughton to President and Chief Operating Officer.  In this expanded role, Jeff will continue to be responsible for operations and for working with his team to build revenue across all the Company’s businesses. During his tenure at Performant, Jeff has been a key leader helping to guide the Company through a period of difficult headwinds and in executing on our strategy to vigorously rebuild the business.  The Board of Directors is confident that Jeff’s experience and deep knowledge of the Company’s business will prove instrumental toward strengthening the Company’s revenue base while executing across both growing newer businesses and challenging legacy markets.  Furthermore, Jeff’s knowledge of the Capital Markets will prove to be a strong asset as the Board continues to evaluate potential strategic alternatives.

Business Outlook

“Looking ahead, the Department of Education has notified the Court of Federal Claims that they have completed a re-evaluation. Although we do not have any idea what to expect, we hope they have made their selection using quantitative measurements of 'total federally guaranteed student loans managed, and recovery against those loans as the most important criterion.' We are encouraged that the Department of Education has taken a thorough review of the contracting process related to its student loan recovery services contract, and we remain cautiously optimistic that Performant will be named one of the awarded contractors following the resolution of their re-evaluation process," stated Lisa Im, Performant’s Chief Executive Officer.

"Our competitive differentiation continues to be: overarching client-centric focus, a compelling service/value proposition, consumer sensitivity and deep commitment to regulatory compliance. For 2017, we are reiterating our guidance for revenue in the range of $125-145 million with adjusted EBITDA in the range of $10-13 million," concluded Im.

Terms used in this Press Release

Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Earnings Conference Call

The Company will hold a conference call to discuss its third quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13666436. The telephonic replay will be available approximately three hours after the call, through November 14, 2017.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income/(loss). These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income/(loss) to net income/(loss) determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income/(loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income/(loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income/(loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues and adjusted EBITDA in 2017. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that the contracts with our large clients may be changed or terminated unilaterally and on short notice, that our contracts with two of our largest customers, Great Lakes Higher Education and the U.S. Department of Education, have been terminated, that while our protest of Department of Education contract award decision was upheld, there is no assurance that we will receive a new contract award from the Department of Education in the future, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the amount of commissions we are required to return to CMS due to successful appeals by providers could exceed our estimated appeals reserve, that we have significant indebtedness and may not be able to avoid a breach of the covenants and other provisions of our credit agreement which would cause us to be in default, that the Company faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2016, Form 10-Q for the quarter ended September 30, 2017 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,179	$32,982
Restricted cash	—	7,502
Trade accounts receivable, net of allowance for doubtful accounts of $0 and $224, respectively	12,490	11,484
Deferred income taxes	—	5,331
Prepaid expenses and other current assets	14,222	12,686
Income tax receivable	1,454	2,027
Total current assets	51,345	72,012
Property, equipment, and leasehold improvements, net	21,393	23,735
Identifiable intangible assets, net	5,066	5,895
Goodwill	81,572	82,522
Deferred income taxes	3,534	—
Other assets	897	914
Total assets	$163,807	$185,078
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $138 and $1,294, respectively	$1,512	$9,738
Accrued salaries and benefits	5,640	4,315
Accounts payable	1,052	628
Other current liabilities	3,860	4,409
Estimated liability for appeals	19,145	19,305
Net payable to client	12,669	13,074
Total current liabilities	43,878	51,469
Notes payable, net of current portion and unamortized debt issuance costs of $3,549 and $272, respectively	38,801	43,878
Deferred income taxes	—	1,130
Other liabilities	2,099	2,356
Total liabilities	84,778	98,833
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at September 30, 2017 and December 31, 2016; issued and outstanding 50,949 and 50,234 shares at September 30, 2017 and December 31, 2016, respectively	5	5
Additional paid-in capital	71,684	65,650
Retained earnings	7,340	20,590
Total stockholders’ equity	79,029	86,245
Total liabilities and stockholders’ equity	$163,807	$185,078

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$29,744	$31,195	$98,760	$107,548
Operating expenses:
Salaries and benefits	20,494	18,710	61,640	60,107
Other operating expenses	13,496	12,311	43,019	40,401
Total operating expenses	33,990	31,021	104,659	100,508
Income (loss) from operations	(4,246)	174	(5,899)	7,040
Interest expense	(2,459)	(1,863)	(5,683)	(6,136)
Income (loss) before provision for (benefit from) income taxes	(6,705)	(1,689)	(11,582)	904
Provision for (benefit from) income taxes	1,146	(974)	1,668	62
Net income (loss)	$(7,851)	$(715)	$(13,250)	$842
Net income (loss) per share
Basic	$(0.15)	$(0.01)	$(0.26)	$0.02
Diluted	$(0.15)	$(0.01)	$(0.26)	$0.02
Weighted average shares
Basic	50,852	50,200	50,581	49,974
Diluted	50,852	50,200	50,581	50,401

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2017	2016
Net income (loss)	$(13,250)	$842
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on disposal of assets	67	12
Impairment of goodwill and intangible assets	1,081	—
Depreciation and amortization	8,381	10,098
Deferred income taxes	667	(2,455)
Stock-based compensation	3,027	3,546
Interest expense from debt issuance costs	989	874
Write-off unamortized debt issuance costs	1,049	468
Interest expense paid in kind	331	—
Changes in operating assets and liabilities:
Trade accounts receivable	(1,006)	7,656
Prepaid expenses and other current assets	(1,536)	55
Income tax receivable	573	(658)
Other assets	17	22
Accrued salaries and benefits	1,325	3,757
Accounts payable	424	152
Other current liabilities	(547)	(2,210)
Income taxes payable	—	(895)
Estimated liability for appeals	(160)	438
Net payable to client	(405)	(981)
Other liabilities	(257)	(230)
Net cash provided by operating activities	770	20,491
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(5,408)	(5,529)
Net cash used in investing activities	(5,408)	(5,529)
Cash flows from financing activities:
Repayment of notes payable	(55,513)	(29,307)
Debt issuance costs paid	(858)	(800)
Restricted cash for repayment of notes payable	7,502	(7,507)
Taxes paid related to net share settlement of stock awards	(382)	(261)
Proceeds from exercise of stock options	90	333
Borrowings from notes payable	44,000	—
Income tax benefit from employee stock options	—	103
Payment of purchase obligation	—	(427)
Net cash used in financing activities	(5,161)	(37,866)
Effect of foreign currency exchange rate changes on cash	(4)	24
Net decrease in cash and cash equivalents	(9,803)	(22,880)
Cash and cash equivalents at beginning of period	32,982	71,182
Cash and cash equivalents at end of period	$23,179	$48,302
Non-cash financing activities:
Recognition of warrant issued in debt financing	$3,302	$—
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$540	$3,976
Cash paid for interest	$2,835	$4,797

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted Earnings Per Diluted Share:
Net income (loss)	$(7,851)	$(715)	$(13,250)	$842
Plus: Adjustment items per reconciliation of adjusted net income	1,449	1,492	4,448	4,798
Adjusted net income (loss)	(6,402)	777	(8,802)	5,640
Adjusted Earnings Per Diluted Share	$(0.13)	$0.02	$(0.17)	$0.11
Diluted avg shares outstanding (7)	50,852	50,866	50,581	50,401

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted EBITDA:
Net income (loss)	$(7,851)	$(715)	$(13,250)	$842
Provision for (benefit from) income taxes	1,146	(974)	1,668	62
Interest expense	2,459	1,863	5,683	6,136
Transaction expenses (1)	132	—	576	—
Restructuring and other expenses (5)	—	26	—	309
Depreciation and amortization	2,713	3,292	8,381	10,098
Impairment of goodwill and customer relationship (3)	—	—	1,081	—
Stock-based compensation	737	1,206	3,027	3,546
Adjusted EBITDA	$(664)	$4,698	$7,166	$20,993

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted Net Income (Loss):
Net income (loss)	$(7,851)	$(715)	$(13,250)	$842
Transaction expenses (1)	132	—	576	—
Stock-based compensation	737	1,206	3,027	3,546
Amortization of intangibles (2)	203	931	691	2,800
Impairment of goodwill and customer relationship (3)	—	—	1,081	—
Deferred financing amortization costs (4)	1,343	324	2,039	1,342
Restructuring and other expenses (5)	—	26	—	309
Tax adjustments (6)	(966)	(995)	(2,966)	(3,199)
Adjusted Net Income (Loss)	$(6,402)	$777	$(8,802)	$5,640

(1) Represents costs and expenses related to the refinancing of our existing indebtedness.
(2) Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(3) Represents goodwill and impairment charges related to our Performant Europe Ltd. subsidiary.
(4) Represents amortization of capitalized financing costs related to our New Credit Agreement, and the write-off of deferred financing costs related to our Prior Credit Agreement in August 2017.
(5) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants.
(6) Represents tax adjustments assuming a marginal tax rate of 40%.
(7) While net income (loss) for the three months ended September 30, 2016 reflects a net loss of $(715), the computation of adjusted net income results in adjusted net income of $777. Therefore, the calculation of the adjusted earnings per diluted share includes dilutive common share equivalents of 666 added to the basic weighted average shares of 50,200.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

We are providing the following preliminary estimates of our financial results for the year ended December 31, 2017:

	Nine Months Ended	Three Months Ended	Year Ended
	September 30, 2017	December 31, 2017	December 31, 2016	December 31, 2017
	Actual	Estimate	Actual	Estimate
Adjusted EBITDA:
Net income (loss)	$(13,250)	$ (800) to 1,900	$(11,453)	$ (14,050) to (11,350)
Provision for (benefit from) income taxes	1,668	(918) to (1,418)	(4,370)	750 to 250
Interest expense	5,683	1,317 to 1,567	7,897	7,000 to 7,250
Transaction expenses (1)	576	—	—	576
Restructuring and other expenses (5)	—	—	329	—
Depreciation and amortization	8,381	2,512 to 2,812	13,380	10,893 to 11,193
Impairment of goodwill and customer relationship (3)	1,081	—	15,438	1,081
Stock-based compensation	3,027	723 to 973	4,713	3,750 to 4,000
Adjusted EBITDA	$7,166	$ 2,834 to 5,834	$25,934	$ 10,000 to 13,000

(1) Represents costs and expenses related to the refinancing of our existing indebtedness.
(3) Represents goodwill and impairment charges related to our Performant Europe Ltd. subsidiary.
(5) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants.